Exhibit 10.2

FIRST AMENDMENT TO SECOND LIEN CREDIT AGREEMENT

This FIRST AMENDMENT TO SECOND LIEN CREDIT AGREEMENT (this “Amendment”), dated as of December 13, 2013, is by and among Black Ridge Oil & Gas, Inc., a Nevada corporation (“Borrower”), the several banks and other financial institutions or entities party to this Amendment (the “Lenders”) and CHAMBERS ENERGY MANAGEMENT, LP, as the agent (in such capacity, the “Agent”) under the Credit Agreement (as defined below).

WHEREAS, Borrower, the Lenders and the Agent are parties to that certain Second Lien Credit Agreement, dated as of August 8, 2013 (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Borrower intends to acquire (the “CP Acquisition”) certain Oil and Gas Properties of CP Exploration, LP (“Seller”) pursuant to that certain Purchase and Sale Agreement, dated as of November 15, 2013, between Seller and Borrower (the “CP Purchase Agreement”), which acquisition constitutes a Qualified Investment;

WHEREAS, in order to finance the CP Acquisition, Borrower has requested that the Lenders agree to make certain amendments to the Credit Agreement in accordance with Section 9.1 of the Credit Agreement;

WHEREAS, on the terms and subject to the conditions contained herein, the Lenders are willing to make certain amendments to the Credit Agreement;

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms.

(a) Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement. The principles of interpretation set forth in Section 1.2 of the Credit Agreement shall apply to the provisions of this Amendment.

(b) Each reference to “hereof’, “hereunder”, “herein” and “hereby” and each other similar reference contained in the Credit Agreement, each reference to “this Agreement” or “the Credit Agreement” and each other similar reference contained in the Agreement or any other Loan Document and each reference contained in this Amendment to the “Credit Agreement” shall on and after the First Amendment Effective Date (as defined below) refer to the Credit Agreement as amended by this Amendment. Any notices, requests, certificates and other instruments executed and delivered on or after the First Amendment Effective Date may refer to the Credit Agreement without making specific reference to this Amendment but nevertheless all such references shall mean the Credit Agreement as amended by this Amendment unless the context otherwise requires.

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2. Amendments to Credit Agreement. In reliance on the representations and warranties set forth in Section 3 below and subject to the satisfaction of the conditions set forth in Section 4 below, the parties hereby agree to the following amendments:

(a) The definition of “Consolidated EBITDA” appearing in Section 1.1 of the Credit Agreement is hereby amended by deleting the period appearing at the end of such definition and inserting the following proviso immediately at the end of such definition:

“; provided that Consolidated EBITDA for the third and fourth quarters of 2013 shall be subject to pro forma adjustments for the actual earnings derived from the Properties acquired pursuant to that certain Purchase and Sale Agreement, dated as of November 15, 2013, between CP Exploration, LP and Borrower, as if such acquisition had occurred on July 1, 2013.”

(b) The definition of “First Lien Carve Out” appearing in Section 1.1 is hereby amended by replacing each reference to “$10,000,000” appearing therein with “$18,000,000”.

3. Representations and Warranties of Borrower. The Borrower represents and warrants as of the date hereof and on the First Amendment Effective Date to the Agent and each Lender that:

(a) Borrower (i) has the power and authority, and the legal right, to make, deliver and perform this Amendment and (ii) has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment;

(b) No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required to be obtained by Borrower in connection with the execution, delivery, performance, validity or enforceability of this Amendment;

(c) This Amendment (i) has been duly executed and delivered on behalf of Borrower and (ii) constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law);

(d) The execution, delivery and performance of this Amendment will not result in a violation by Borrower of any Requirement of Law or any Contractual Obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of its Properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation;

(e) After giving effect to the amendments set forth herein, the representations and warranties made by any Loan Party in or pursuant to the Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof;

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(f) Borrower is in compliance in all material respects with all terms and provisions set forth in the Loan Documents to which it is a party;

(g) The CP Acquisition constitutes a Qualified Investment and is permitted under the terms of the Loan Documents (as amended hereby) and the First Lien Loan Documents (as the same may be amended in connection with this Amendment); and

(h) No Default or Event of Default has occurred and is continuing.

4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent (the date of satisfaction of such conditions precedent, the “First Amendment Effective Date”):

(a) The Agent shall have received (i) this Amendment duly executed and delivered by a Responsible Officer of Borrower and (ii) a duly executed and delivered Mortgage covering each of the Properties acquired pursuant to the CP Acquisition and certain other Oil and Gas Properties acquired by any Loan Party after the Closing Date;

(b) The Agent shall have received a fully executed copy of (i) the CP Purchase Agreement and all amendments, supplements, modifications or waivers thereto, each certified by Borrower as being true and complete copies and in full force and effect and (ii) an amendment to the First Lien Credit Agreement in form and substance reasonably satisfactory to the Agent;

(c) Borrower shall have paid, or caused to be paid, each of the outstanding invoices of Latham & Watkins, LLP, counsel for the Agent;

(d) The Agent shall have received the executed opinion of Leonard, Street and Deinard, with respect to enforceability of the Mortgage delivered pursuant to Section 4(a) above and such other matters as the Agent shall reasonably request; and

(e) Borrower shall have executed and delivered, or shall have caused to be executed and delivered, such other items as the Agent may reasonably request, each of which shall be in form and substance reasonably satisfactory to the Agent.

5. Loan Documents. (a) This Amendment shall constitute a Loan Document, as such term is defined in the Credit Agreement. This Amendment is not intended to nor shall it be construed to create a novation or accord and satisfaction with respect to any of the Obligations.

6. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7. Integration. This Amendment and the other Loan Documents represent the entire agreement of the Loan Parties, the Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

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8. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

9. Survival. The representations and warranties contained in Section 3 of this Amendment shall survive the execution and delivery of this Amendment and the First Amendment Effective Date.

10. Ratification; No Waiver; No Other Amendments. Except as expressly modified hereby, the Credit Agreement and each other Loan Document are each hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the respective terms thereof. Other than as otherwise expressly provided herein, this Amendment shall not be deemed to operate as an amendment or waiver of, or to prejudice, any right, power, privilege or remedy of any Lender, the Agent or any other Indemnitee under the Credit Agreement or any of the other Loan Documents, nor shall the entering into of this Amendment preclude any such Person from refusing to enter into any further amendments with respect to the Credit Agreement or any of the other Loan Documents. Other than as to otherwise expressly provided herein, this Amendment shall not constitute a waiver of compliance with any covenant or other provision in the Agreement or any other Loan Document or of the occurrence or continuance of any present or future Default or Event of Default.

11. Costs; Expenses. Subject to and in accordance with Section 9.5 of the Credit Agreement, regardless of whether the transactions contemplated by this Amendment are consummated, Borrower agrees to pay on demand all reasonable out-of-pocket costs and expenses of the Agent and each Lender incurred in connection with the development, preparation, execution and delivery of this Amendment, including the reasonable fees and disbursements and other charges of counsel and consultants to the Agent.

12. Headings. The section headings contained in this Amendment are inserted for convenience only and will not affect in any way the meaning or interpretation of this Amendment.

13. Amendments; Intercreditor Agreement Authorization. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Credit Agreement in Section 9.1 of the Credit Agreement. By executing this Amendment, each Lender party hereto authorizes and directs the Agent to enter into an amendment to the Intercreditor Agreement to amend the definition of “Maximum Priority First Lien Amount” set forth therein in a manner consistent with the amendment to the definition of “First Lien Carve Out” set forth herein.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

BLACK RIDGE OIL & GAS, INC.,

as Borrower

By: /s/ Kenneth DeCubellis
Name: Kenneth DeCubellis
Title: Chief Executive Officer

CHAMBERS ENERGY MANAGEMENT, LP,
as the Agent

By: /s/ J. Robert Chambers
Name: J. Robert Chambers
Title: President & Chief Executive Officer

CHAMBERS ENERGY CAPITAL II, LP,
as a Lender

By: CEC Fund II GP, LLC, its general partner

By: /s/ J. Robert Chambers

Name: J. Robert Chambers

Title: Managing Director

CHAMBERS ENERGY CAPITAL II TE, LP,
as a Lender

By:	CEC Fund II GP, LLC, its general partner

By: /s/ J. Robert Chambers

Name: J. Robert Chambers

Title: Managing Director

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